Exhibit 99.1

[Letterhead of KPMG LLP]

Independent Accountants’ Report

Citibank Omni-S Master Trust
c/o Citibank, N.A., as Servicer
701 East 60th Street, North
Sioux Falls, South Dakota 57117

Citi Omni-S Finance LLC, as Seller
701 East 60th Street, North
P.O. Box 6034, MC 1251, Room A
Sioux Falls, South Dakota 57117

We have examined the accompanying management’s assertion that Citibank, N.A. (“CBNA”), on its own behalf and as successor by merger to Citibank (South Dakota), National Association, complied with the servicing requirements in Sections 6(a) and 7(a) of the Defeasance Trust Agreement Series 2002-3 relating to the Citibank Omni-S Master Trust, dated as of December 6, 2005, as amended by each Omnibus Amendment to Defeasance Trust Agreements dated as of March 24, 2006 and March 14, 2007, and as further amended by the Third Amendment to Defeasance Trust Agreement Series 2002-3 dated as of January 26, 2011, each among CBNA, as Servicer, Citi Omni-S Finance LLC, as Seller, and The Bank of New York Mellon (formerly The Bank of New York), as Trustee, Securities Intermediary, and Paying Agent (collectively, the “Agreement”), for the year ended December 31, 2011. We have also examined the accompanying management’s assertion that the amounts disclosed within the Monthly Servicer Certificates forwarded pursuant to Section 7(a) of the Agreement were mathematically accurate. CBNA’s management is responsible for the assertions. Our responsibility is to express an opinion on management’s assertions based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence supporting management’s assertions and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.  Our examination does not provide a legal determination on CBSD’s compliance with the specified requirements.

In our opinion, management’s assertions referred to above are fairly stated, in all material respects, based on the aforementioned sections of the Agreement.

  /s/ KPMG, LLP
New York, New York
March 27, 2012

[Letterhead of Citibank, N.A.]

Management Report on Citibank, N.A.’s Compliance, as Servicer, with Sections 6(a) and 7(a) of the Defeasance Trust Agreement Series 2002-3, and
Assertion over the Mathematical Accuracy of the Monthly Servicer Certificates

Management of Citibank, N.A. (“CBNA”), on its own behalf and as successor by merger to Citibank (South Dakota), National Association, is responsible for compliance with the servicing requirements in Sections 6(a) and 7(a) of the Defeasance Trust Agreement Series 2002-3 relating to the Citibank Omni-S Master Trust, dated as of December 6, 2005, as amended by each Omnibus Amendment to Defeasance Trust Agreements dated as of March 24, 2006 and March 14, 2007, and as further amended by the Third Amendment to Defeasance Trust Agreement Series 2002-3 dated as of January 26, 2011, each among CBNA, as Servicer, Citi Omni-S Finance LLC, as Seller, and The Bank of New York Mellon (formerly The Bank of New York), as Trustee, Securities Intermediary, and Paying Agent (collectively, the “Agreement”), for the year ended December 31, 2011. Management is also responsible for the mathematical accuracy of the amounts disclosed in the Monthly Servicer Certificates forwarded pursuant to Section 7(a) of the Agreement.

Management has performed an evaluation of CBNA’s compliance with the aforementioned sections of the Agreement, as well as an evaluation of the mathematical accuracy of the amounts included in the Monthly Servicer Certificates for the year ended December 31, 2011.  Based upon these evaluations, management believes that, for the year ended December 31, 2011, CBNA, as Servicer, was materially in compliance with the aforementioned sections of the Agreement. Management also believes that, for the year ended December 31, 2011, the amounts disclosed within the Monthly Servicer Certificates forwarded pursuant to Section 7(a) of the Agreement were mathematically accurate.

  /s/ Douglas C. Morrison
Douglas C. Morrison
Vice President

March 27, 2012